State of Maryland
Department of Assessments and Taxation

Charter Division

Martin O'Malley
Governor

C. John Sullivan, Jr.
Director

Paul B. Anderson
Administrator

Date: 12/03/2008

CSC-LAWYERS INCORPORATING SERVICE
COMPANY
7 SAINT PAUL ST
BALTIMORE MD 21202-1407

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: DREYFUS RESEARCH GROWTH FUND, INC.
DEPARTMENT ID	: D01295880
TYPE OF REQUEST	: ARTICLES OF AMENDMENT / NAME CHANGE
DATE FILED	: 12-02-2008
TIME FILED	: 03:23 PM
RECORDING FEE	: $100.00
EXPEDITED FEE	: $70.00
COPY FEE	: $22.00
FILING NUMBER	: 1000361997302983
CUSTOMER ID	: 0002212766
WORK ORDER NUMBER	: 0001655804

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division
Baltimore Metro Area (410) 767-1350
Outside Metro Area (888) 246-5941

ARTICLES OF AMENDMENT

DREYFUS GROWTH OPPORTUNITY FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

> "SECOND: The name of the corporation (hereinafter called the 'corporation') is Dreyfus Research Growth Fund, Inc."

SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

IN WITNESS WHEREOF, Dreyfus Growth Opportunity Fund, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President who acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

DREYFUS GROWTH OPPORTUNITY FUND, INC.

By: ____________________
Jeff Prusnofsky
Vice President

WITNESS:

____
John B. Hammalian
Assistant Secretary

RECEIVED
DEPARTMENT OF
ASSESSMENTS & TAXATION
2008 DEC -2 P 3:23

NY 71814234v1

DREYFUS Fax 2129226880 Dec 1 2008 05:42pm P007/019

CORPORATE CHARTER APPROVAL SHEET

EXPEDITED SERVICE ** KEEP WITH DOCUMENT **

OCUMENT CODE 09A BUSINESS CODE ______

D01295880

lose ______ Stock ______ Nonstock ______

.A. ______ Religious ______

Merging (Transferor) ______

Surviving (Transferee) ______

Affix Barcode Label Here

Affix Barcode Label Here

New Name Dreyfus Research Growth Fund, Inc.

FEES REMITTED

Base Fee:	100
Org. & Cap. Fee:	
Expedite Fee:	70
Penalty:	
State Recordation Tax:	
State Transfer Tax:	
1 Certified Copies	
Copy Fee:	3p 22
Certificates	
Certificate of Status Fee:	
Personal Property Filings:	
Mail Processing Fee:	
Other:	
TOTAL FEES:	192

Credit Card ______ Check ✓ Cash ______

1 Documents on 1 Checks

Approved By: 10

Keyed By: ______

COMMENT(S):

✓ Change of Name
___ Change of Principal Office
___ Change of Resident Agent
___ Change of Resident Agent Address
___ Resignation of Resident Agent
___ Designation of Resident Agent and Resident Agent's Address
___ Change of Business Code
___ Adoption of Assumed Name
___ Other Change(s)

Code 871

Attention: ______

Mail: Name and Address